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Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        Cimarex is providing the following unaudited pro forma condensed combined financial statements to present the results of operations and financial position of the combined company giving effect to the merger as though Cimarex's and Magnum Hunter's businesses had been combined at the dates indicated and for the periods shown.

        The pro forma adjustments are based upon available information and assumptions that each company's management believes are reasonable. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the notes accompanying those statements. The companies may have performed differently had they always been combined. Stockholders should not rely on this information as being indicative of the results that would have been achieved had the companies always been combined or the future results of the combined company after the merger. The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Cimarex and Magnum Hunter.

        The unaudited pro forma condensed combined financial statements were prepared based on the following assumptions:

  •
  At March 31, 2005, Cimarex issued an aggregate of approximately 39.5 million shares of Cimarex common stock (at an exchange ratio of 0.415 shares of Cimarex common stock for each share of Magnum Hunter common stock) for all the outstanding shares of common stock of Magnum Hunter (excluding 2,243,861 shares to be issued to wholly owned subsidiaries of Magnum Hunter), and assumed Magnum Hunter's debt.

  •
  The unaudited pro forma balance sheet has been prepared as if the merger occurred on March 31, 2005. The unaudited pro forma statements of operations have been prepared as if the merger occurred on January 1, 2004.

  •
  The merger was accounted for as a purchase of Magnum Hunter by Cimarex.

  •
  Any potential cost savings have not been reflected as an adjustment to the historical data. These cost savings, if any, would result from the consolidation of certain offices and the elimination of duplicate corporate and field-level staff and expenses. In addition, no change in the accounting treatment for outstanding derivatives, accounted for by Magnum Hunter as hedges, has been reflected in the pro forma financial statements.

  •
  Any potential buyback or conversion of Magnum Hunter's outstanding notes has not been reflected as an adjustment in the unaudited pro forma condensed combined financial statements. For a 10% increase above Cimarex's share price of $28.99, approximately 363,000 Cimarex shares could potentially be issued related to Magnum Hunter's $125 million floating rate convertible senior notes due 2023, if those notes were converted.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2005

	Cimarex	Magnum Hunter	Pro Forma Adjustments (Note 3)		Pro Forma Combined
	(Millions of Dollars)
Assets
Current assets	$232.6	$143.8	$(20.0	)(a)	$356.4
Property, plant and equipment—net	876.3	1,553.9	422.1	(a)	2,852.3
Other assets	6.5	9.1	—		15.6
Goodwill	45.0	56.5	694.4	(a)	795.9

Total Assets	$1,160.4	$1,763.3	$1,096.5		$4,020.2

Liabilities
Current liabilities	$134.6	$159.5	$48.8	(a)	$342.9
Long-term debt	—	546.4	83.2	(a)	629.6
Deferred income taxes	241.6	202.1	276.5	(a)	720.2
Other liabilities	38.6	55.7	—		94.3

Total Liabilities	414.8	963.7	408.5		1,787.0

Stockholders' Equity
Preferred stock	—	—	—		—
Common stock	.4	.2	.4 ..3 (.2	(a) (b) )(c)	1.1
Additional paid-in-capital	252.0	726.5	1,487.2 29.5 (726.5	(a) (b) )(c)	1,768.7
Retained earnings	503.4	141.7	(141.7	)(c)	503.4
Accumulated other comprehensive income (loss)	.1	(37.5)	37.5	(c)	.1
Shares of common stock to be held by subsidiary	—	—	(29.8	)(b)	(29.8)
Other	(10.3)	(31.3)	31.3	(c)	(10.3)

Total Stockholders' Equity	745.6	799.6	688.0		2,233.2

Total Liabilities and Stockholders' Equity	$1,160.4	$1,763.3	$1,096.5		$4,020.2

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2004

	Cimarex (Note 6)	Magnum Hunter (Note 6)	Pro Forma Adjustments (Note 3)		Pro Forma Combined
	(Millions, except per share amounts)
Revenues
Oil and gas sales	$472.4	$443.4	$—		$915.8
Gas gathering, marketing and processing	195.8	41.9	—		237.7
Oil field services	—	8.4	—		8.4
Other	6.7	4.0	—		10.7

	674.9	497.7	—		1,172.6
Costs and Expenses
Depreciation, depletion, amortization and accretion	125.5	127.2	89.0	(d)	341.7
Production	37.5	78.3	—		115.8
Taxes other than income	37.8	26.4	—		64.2
Gas gathering, marketing and processing	203.3	29.1	—		232.4
Oil field services	—	5.0	—		5.0
General and administrative	24.4	22.1			46.5
Costs associated with early retirement of debt	—	12.2	—		12.2
Net financing costs	.1	38.1	(4.6	)(e)	33.6

Total Costs and Expenses	428.6	338.4	84.4		851.4

Income before income tax expense	246.3	159.3	(84.4)		321.2
Income tax expense	(92.7)	(55.7)	30.9	(f)	(117.5)

Net income	$153.6	$103.6	$(53.5)		$203.7

Net income per share:
Basic	$3.70	$1.35			$2.62
Diluted	$3.59	$1.31			$2.58
Weighted average shares outstanding:
Basic	41.5	77.0			77.8
Diluted	42.8	79.0			79.1

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2005

	Cimarex (Note 6)	Magnum Hunter (Note 6)	Pro Forma Adjustments (Note 3)		Pro Forma Combined
	(Millions, except per share amounts)
Revenues
Oil and gas sales	$137.4	$134.9	$—		$272.3
Gas gathering, marketing and processing	53.7	10.6	—		64.3
Oil field services	—	1.7	—		1.7
Other	.6	2.2	—		2.8

	191.7	149.4	—		341.1
Costs and Expenses
Depreciation, depletion, amortization and accretion	38.5	38.3	16.0	(d)	92.8
Production	10.2	24.2	—		34.4
Taxes other than income	10.9	8.4	—		19.3
Gas gathering, marketing and processing	55.7	7.3	—		63.0
Oil field services	—	1.2	—		1.2
General and administrative	9.1	7.7			16.8
Net financing costs	(.5)	9.6	(1.5	)(e)	7.6

Total Costs and Expenses	123.9	96.7	14.5		235.1

Income before income tax expense	67.8	52.7	(14.5)		106.0
Income tax expense	(24.4)	(19.6)	5.3	(f)	(38.7)

Net income	$43.4	$33.1	$(9.2)		$67.3

Net income per share:
Basic	$1.04	$0.38			$0.83
Diluted	$1.00	$0.36			$0.81
Weighted average shares outstanding:
Basic	41.7	88.2			81.2
Diluted	43.2	92.6			82.7

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of Presentation

        The accompanying unaudited pro forma balance sheet and statements of operations present the pro forma effects of the merger. The balance sheet is presented as though the merger occurred on March 31, 2005. The statements of operations are presented as though the merger occurred on January 1, 2004. Cimarex and Magnum Hunter both use the full cost method of accounting for their oil and gas producing activities.

2.     Method of Accounting for the Merger

        Cimarex will account for the merger using the purchase method of accounting for business combinations. Under that method of accounting, one of the combining companies—in this case, Cimarex—is deemed to be the acquirer for accounting purposes.

        The purchase method of accounting requires that Magnum Hunter's assets acquired and liabilities assumed by Cimarex be recorded at their estimated fair values. In the merger, Cimarex will issue 0.415 shares of Cimarex common stock for each outstanding share of Magnum Hunter common stock. On a pro forma basis, assuming that the merger had occurred on March 31, 2005, this would have resulted in Cimarex issuing approximately 39.5 million shares of its common stock to Magnum Hunter stockholders.

        The purchase price of Magnum Hunter's net assets will be based on the total value of the Cimarex common stock issued to the Magnum Hunter stockholders. For accounting purposes, the value of the Cimarex common stock issued is based on the weighted average price of Cimarex's common stock for a period beginning two days before and ending two days after the announcement of the merger. This average price equaled $37.66 per share.

3.     Pro Forma Adjustments Related to the Merger

        The unaudited pro forma balance sheet includes the following adjustments:

          (a)   This entry reflects the purchase price to be paid by Cimarex and adjusts the historical book values of Magnum Hunter's assets and liabilities as of March 31, 2005 to their estimated fair values, in accordance with purchase accounting. In addition, deferred income taxes are recognized for the difference between the revised carrying amounts of Magnum Hunter's assets and liabilities and their associated tax bases, excluding goodwill. The calculation of the total purchase price and the preliminary allocation of this price to assets and liabilities are shown below.

(In Millions)
Pro forma calculation and allocation of purchase price:
Shares of Cimarex common stock to be issued to Magnum Hunter stockholders	39.5
Average Cimarex stock price	$37.66

Fair value of common stock to be issued	$1,487.6
Plus: Estimated merger costs to be incurred	20.0

Total purchase price	1,507.6
Plus: Liabilities to be assumed by Cimarex:
Current liabilities	208.3
Fair value of long-term debt	629.6
Other non-current liabilities	55.7
Deferred income taxes	478.6

Total purchase price plus liabilities assumed	$2,879.8

Fair value of Magnum Hunter's Assets:
Current assets	$143.8
Proved oil and gas properties	1,594.0
Unproved oil and gas properties	301.0
Other property and equipment	81.0
Other non-current assets	65.6
Goodwill	694.4

Total fair value of Magnum Hunter's assets	$2,879.8

        The total purchase price includes the value of the Cimarex common stock to be issued to Magnum Hunter stockholders in the merger. The total purchase price plus liabilities assumed also includes:

  •
  $20.0 million of estimated merger costs. These costs include investment banking expenses, severance, legal and accounting fees, printing expenses and other merger-related costs. These costs have been recorded as additions to current liabilities in the unaudited pro forma balance sheet.

  •
  Estimated $37.3 million to be paid by Magnum Hunter to redeem its remaining stock options by paying a cash payment equal to the product of the total number of shares subject to the options (estimated at 4.91 million shares), times the excess, if any, of the closing price of Magnum Hunter common stock on the day before the closing date (assuming that amount is equal to the average Cimarex price of $37.66 used in the calculation of the purchase price of Magnum Hunter times the exchange ratio of 0.415, or $15.63) over the exercise price of the options (assuming a weighted average price of $8.04). Magnum Hunter also estimates that it will incur fees and expenses of approximately $11.5 million. These costs, as well as the cash paid to redeem the stock options, are being expensed as incurred by Magnum Hunter. There are no arrangements to have Cimarex reimburse any of Magnum Hunter's merger-related costs. These estimated costs have been accounted for as an increase to current liabilities in the unaudited pro forma balance sheet.

        The purchase price allocation is preliminary and is subject to change due to several factors, including: (i) changes in the fair values of Magnum Hunter's working capital, oil and gas properties, and other assets and liabilities up to the closing date of the merger; (ii) the actual merger costs incurred; (iii) the number of Magnum Hunter shares and stock options outstanding at the closing date of the merger; and (iv) changes in Cimarex's valuation estimates that may be made between now and the time the purchase price allocation is finalized. These changes will not be known until after the closing date of the merger and will impact future depletion expense. For purposes of these pro forma financial statements, fair values were assessed as of the announcement of the merger, and accordingly, subsequent adjustments in historical amounts are included in the amount allocated to goodwill.

          (b)   This entry reflects the issuance of Cimarex common stock for Magnum Hunter's 1996 Series A convertible preferred stock, which will be converted to Magnum Hunter common stock before the effective time of the merger, then canceled and exchanged in the merger for shares of Cimarex common stock.

          (c)   These adjustments eliminate the components of Magnum Hunter's historical stockholders' equity accounts.

        The unaudited pro forma statement of operations includes the following adjustments:

          (d)   This adjustment increases Magnum Hunter's historical depreciation, depletion and amortization expense associated with oil and gas properties based on the pro forma allocation of purchase price to oil and gas properties.

          (e)   This adjustment reduces interest expense for the effect of amortizing the excess of the estimated fair value of Magnum Hunter's long-term debt over the principal amount of the debt.

          (f)    This adjustment records the income tax impact of the depreciation, depletion and amortization expense and interest expense pro forma adjustments at an estimated effective income tax rate of 36.6%.

4.     Common Shares Outstanding

        Pro forma income from continuing operations per share for the three months ended March 31, 2005 and the year ended December 31, 2004 has been calculated based on the pro forma weighted average number of shares outstanding as follows (in millions):

	Three Months Ended March 31, 2005	Year Ended December 31, 2004
Basic:
Cimarex weighted average common shares outstanding	41.7	41.5
Magnum Hunter basic shares outstanding multiplied by the exchange ratio of 0.415	39.5	36.3

Pro forma weighted average Cimarex shares outstanding	81.2	77.8

Diluted:
Cimarex weighted average common shares outstanding	43.2	42.8
Magnum Hunter diluted shares outstanding multiplied by the exchange ratio of 0.415	39.5	36.3

Pro forma weighted average Cimarex shares outstanding	82.7	79.1

        The diluted shares outstanding at December 31, 2004 do not include 7.2 million Magnum Hunter warrants. During February and March 2005, approximately 6.8 million warrants were exercised at $15 per share for proceeds of approximately $102.3 million for the 6.8 million common shares issued. The remaining warrants that were not exercised expired on March 21, 2005. Of the proceeds received by Magnum Hunter in connection with the February and March 2005 warrant exercises, approximately $100.0 million was used to repay outstanding borrowings under the Magnum Hunter credit facility and approximately $2.3 million was used for capital expenditures by Magnum Hunter. The pro forma balance sheet at March 31, 2005 gives effect to the exercise of the warrants and the repayment of outstanding indebtedness under the Magnum Hunter credit facility. The exercise of the 6.8 million warrants represents the primary difference in Magnum Hunter shares outstanding at December 31, 2004 of 36.3 million versus 39.5 million at March 31, 2005. If the additional shares attributable to the exercised warrants were considered, pro forma earnings per share for the year ended December 31, 2004 would be reduced by $0.10.

5.     Goodwill

        In July 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. As a result of these two pronouncements, goodwill recorded in connection with business combinations is no longer amortized but rather tested for impairment at least annually. Accordingly, the accompanying unaudited pro forma statement of operations includes no amortization of the goodwill to be recorded in the merger.

6.     Historical and Reclassified Statements of Operations

        Cimarex and Magnum Hunter present certain revenues, costs and operating expenses differently in their respective consolidated statements of operations. We have reclassified certain reported revenues, costs and operating expenses for both companies in the unaudited pro forma financial information.

        The historical and reclassified amounts of Cimarex for the year ended December 31, 2004 are presented in the following table.

	Historical Cimarex	Reclassifications	Reclassified Cimarex
	(Millions of dollars)
Revenues
Oil and gas sales	$—	$472.4	$472.4
Gas sales	366.3	(366.3)	—
Oil sales	106.1	(106.1)	—
Gas gathering, marketing and processing	—	195.8	195.8
Marketing sales	195.8	(195.8)	—
Other	6.7	—	6.7

	674.9	—	674.9

Costs and Expenses
Depreciation, depletion, amortization and accretion	—	125.5	125.5
Depreciation, depletion and amortization	124.3	(124.3)	—
Accretion expense	1.2	(1.2)	—
Production	37.5	—	37.5
Taxes other than income	37.8	—	37.8
Gas gathering, marketing and processing	—	203.3	203.3
Transportation	10.0	(10.0)	—
Marketing purchases	193.3	(193.3)	—
General and administrative	22.5	1.9	24.4
Stock compensation	1.9	(1.9)	—
Financing costs	—	.1	.1
Interest expense	1.1	(1.1)	—
Interest income	(1.0)	1.0	—

	428.6	—	428.6

Income before income tax	$246.3	$—	$246.3

        The historical and reclassified amounts of Cimarex for the three months ended March 31, 2005 are presented in the following table.

	Historical Cimarex	Reclassifications	Reclassified Cimarex
	(Millions of dollars)
Revenues
Oil and gas sales	$—	$137.4	$137.4
Gas sales	105.9	(105.9)	—
Oil sales	31.5	(31.5)	—
Gas gathering, marketing and processing	—	53.7	53.7
Marketing sales	53.7	(53.7)	—
Other	.6	—	.6

	191.7	—	191.7

Costs and Expenses
Depreciation, depletion, amortization and accretion	—	38.5	38.5
Depreciation, depletion and amortization	38.1	(38.1)	—
Accretion expense	.4	(.4)	—
Production	10.2	—	10.2
Taxes other than income	10.9	—	10.9
Gas gathering, marketing and processing	—	55.7	55.7
Transportation	2.5	(2.5)	—
Marketing purchases	53.2	(53.2)	—
General and administrative	7.9	1.2	9.1
Stock compensation	1.2	(1.2)	—
Financing costs	—	.5	(.5)
Interest expense	.2	(.2)	—
Interest income	(.7)	.7	—

	123.9	—	123.9

Income before income tax	$67.8	$—	$67.8

The historical and reclassified amounts of Magnum Hunter for the year ended December 31, 2004 are presented in the following table.

	Historical Magnum Hunter	Reclassifications	Reclassified Magnum Hunter
	(Millions of dollars)
Operating Revenues
Oil and gas sales	$443.4	$—	$443.4
Gas gathering, marketing and processing	41.9	—	41.9
Oil field services	8.4	—	8.4
Other	—	4.0	4.0

Total Operating Revenues	493.7	4.0	497.7

Operating Costs and Expenses
Depreciation, depletion, amortization and accretion	127.2	—	127.2
Production	—	78.3	78.3
Oil and gas production lifting costs	61.0	(61.0)	—
Taxes other than income	—	26.4	26.4
Production taxes and other costs	43.7	(43.7)	—
Gas gathering, marketing and processing	29.1	—	29.1
Oil field services	5.0	—	5.0
General and administrative	22.1	—	22.1
Gain on sale of assets	(.3)	.3	—

Total Operating Costs and Expenses	287.8	.3	288.1

Operating Profit	205.9	3.7	209.6
Other income	2.6	(2.6)	—
Non-cash hedging adjustments	1.1	(1.1)	—
Costs associated with early retirement of debt	(12.2)	—	(12.2)
Financing costs	—	(38.1)	(38.1)
Interest expense	(38.1)	38.1	—

Income before income tax	$159.3	$—	$159.3

        The historical and reclassified amounts of Magnum Hunter for the three months ended March 31, 2005 are presented in the following table.

	Historical Magnum Hunter	Reclassifications	Reclassified Magnum Hunter
	(Millions of dollars)
Operating Revenues
Oil and gas sales	$134.9	$—	$134.9
Gas gathering, marketing and processing	10.6	—	10.6
Oil field services	1.7	—	1.7
Other	—	2.2	2.2

Total Operating Revenues	147.2	2.2	149.4

Operating Costs and Expenses
Depreciation, depletion, amortization and accretion	38.3	—	38.3
Production	—	24.2	24.2
Oil and gas production lifting costs	18.7	(18.7)	—
Taxes other than income	—	8.4	8.4
Production taxes and other costs	13.9	(13.9)	—
Gas gathering, marketing and processing	7.3	—	7.3
Oil field services	1.2	—	1.2
General and administrative	7.7	—	7.7
Gain on sale of assets	(1.9)	1.9	—

Total Operating Costs and Expenses	85.2	1.9	87.1

Operating Profit	62.0	.3	62.3
Other income	.4	(.4)	—
Non-cash hedging adjustments	(.1)	.1	—
Financing costs	—	(9.6)	(9.6)
Interest expense	(9.6)	9.6	—

Income before income tax	$52.7	$—	$52.7

7.     Cimarex Stock Incentive Plan

        The merger will constitute a "change of control event" under the Cimarex incentive plan because of the number of shares of Cimarex common stock that will be issued to Magnum Hunter stockholders in the merger. As a result, all participants in the plan, including executive officers and directors, would be entitled to acceleration of vesting of options and vesting and payment of restricted stock and restricted stock units and, in the case of directors, extension of the time to exercise options following termination of service as a director. Cimarex sought an agreement from all participants in the plan to waive acceleration of vesting and payment. As consideration for the waivers sought from its executive officers, Cimarex agreed to amend the unit and option agreements to provide that:

  (1)
  if the restricted stock units are not redeemable when they vest, Cimarex will pay a participant holding a unit a cash bonus equal to the amount of Social Security taxes payable grossed up for taxes payable on the bonus;

  (2)
  if a participant holding a unit terminates employment on account of death or disability, vesting will be accelerated; and

  (3)
  if a participant holding an option terminates employment on account of death or disability, vesting will be accelerated.

        In consideration for the waivers sought from all other employee participants, Cimarex agreed to amend the unit and option agreements as described in the preceding sentence and, in addition, agreed to grant, upon the closing of the merger, an additional grant of restricted stock or restricted stock units equal to 25% of the original grant, which will vest and become payable on the third anniversary of the closing of the merger. Cimarex has sought waivers from its directors of acceleration of vesting and payment of restricted stock (or in some cases deferred compensation units), but elected not to seek waivers of acceleration of vesting of options held by directors. The unexercisable options held by directors will fully vest by their terms on October 1, 2005, and only two directors (Messrs. Helmerich and Rooney) will receive an extension of the exercise period as a result of the change of control event. At April 15, 2005, each of the eight non-employee directors held unvested options representing 3,333 shares of common stock, which had a value, if exercised, of approximately $76,000, or an aggregate of 26,664 shares with a value, if exercised, of approximately $0.6 million.

        Cimarex has obtained waivers from all of its current executive officers and directors. A former executive officer, Steven R. Shaw, declined to execute a waiver. Although no longer an executive officer, Mr. Shaw remains an employee of Cimarex. Upon the closing of the merger, Mr. Shaw's (i) unvested options representing 81,175 shares of common stock, which had a value, if exercised, at April 15, 2005, of $2.0 million, will vest; and (ii) 45,500 restricted stock units which had a value at April 15, 2005 of $1.6 million, will vest and become payable.

        With respect to the acceleration of vesting of options, holders who are not requested to or do not execute a waiver will have the right to exercise their options at and after closing until the option terminates in accordance with its terms. All restricted stock and restricted stock units held by those individuals will become payable at closing.

        Cimarex has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, as of January 1, 2005. For those holders who do not execute waivers, related unearned compensation reflected in Cimarex's stockholders' equity would become fully amortized at closing. At March 31, 2005, total unearned compensation was approximately $10.3 million. For those holders who execute waivers, the waiver agreements will be accounted for as a modification of the original awards, and Cimarex will record additional deferred compensation equal to the difference between the fair value of the original award and the fair value of the modified award. The incremental deferred compensation will be amortized over the remaining term of the awards. Cash bonuses resulting from Social Security taxes payable when the awards vest will be accrued as of the end of each reporting period after the closing of the merger, using the related period-end stock price. The additional 25% grant of units will be recorded at fair market value on the date of grant, as unearned compensation to be amortized over the vesting period of the award.

8.     Supplemental Pro Forma Information Related to Oil and Gas Producing Activities

        The following pro forma supplemental information relating to oil and gas operations is presented pursuant to the disclosure requirements of Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities.

  Pro Forma Costs Incurred

        The following table reflects total expenditures, both capitalized and expensed, for crude oil and natural gas property acquisition, exploration and development activities for Cimarex, Magnum Hunter and the combined company on a pro forma basis for the year ended December 31, 2004.

	Cimarex	Magnum Hunter	Pro Forma Combined
	(Millions of dollars)
Property acquisition costs	$17.5	$317.5	$335.0	(1)
Exploration	57.6	52.7	110.3
Development	222.0	166.5	388.5

Total finding, development, and acquisition costs	297.1	536.7	833.8
Asset retirement costs	2.1	7.3	9.4

Total costs incurred	$299.2	$544.0	$843.2

(1)
Amounts include $298.3 million applicable to purchases of reserves in place.

  Pro Forma Oil and Natural Gas Reserves

        The following tables summarize changes in the estimated quantities of crude oil, condensate, natural gas liquids and natural gas proved reserves for Cimarex, Magnum Hunter and the combined company on a pro forma basis for the year ended December 31, 2004.

Oil (Millions of barrels)

	Cimarex	Magnum Hunter	Pro Forma Combined
Proved reserves as of December 31, 2003	14.14	57.40	71.54
Revisions of previous estimates	1.15	1.55	2.70
Extensions, discoveries and other additions	1.44	3.09	4.53
Purchases of reserves in place	—	8.32	8.32
Production	(2.64)	(4.08)	(6.72)
Sales of reserves in place	(.03)	(.20)	(.23)

Proved reserves as of December 31, 2004	14.06	66.08	80.14

Proved developed reserves as of:
December 31, 2003	13.88	42.99	56.87
December 31, 2004	13.37	48.01	61.38

Natural Gas (Billions of cubic feet)

	Cimarex	Magnum Hunter	Pro Forma Combined
Proved reserves as of December 31, 2003	337.34	494.05	831.39
Revisions of previous estimates	20.07	(31.28)	(11.21)
Extensions, discoveries and other additions	70.75	70.55	141.30
Purchases of reserves in place	.13	135.02	135.15
Production	(63.61)	(55.96)	(119.57)
Sales of reserves in place	(.04)	(2.26)	(2.30)

Proved reserves as of December 31, 2004	364.64	610.12	974.76

Proved developed reserves as of:
December 31, 2003	336.23	368.53	704.76
December 31, 2004	364.57	442.63	807.20

  Pro Forma Standardized Measure of and Changes in Discounted Future Net Cash Flows

        The following tables set forth the standardized measure of discounted future net cash flows associated with proved oil and natural gas reserves for Cimarex, Magnum Hunter and the combined company on a pro forma basis as of December 31, 2004, as well as the changes therein for the year then ended.

	Cimarex	Magnum Hunter	Pro Forma Combined
	(Millions of Dollars)
Future cash inflows	$2,570	$6,134	$8,704
Future costs:
Production	(659)	(1,805)	(2,464)
Development	(9)	(402)	(411)
Income taxes	(641)	(1,051)	(1,692)

Future net cash flows	1,261	2,876	4,137
10% annual discount	(463)	(1,312)	(1,775)

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2004	$798	$1,564	$2,362

        Combined estimated future net cash flows before income tax expense, discounted at 10%, totaled approximately $3.2 billion.

	Cimarex	Magnum Hunter	Pro Forma Combined
	(Millions of dollars)
Net change in sales prices and production costs	$45.6	$354.0	$399.6
Sales revenues less production costs	(387.2)	(338.8)	(726.0)
Purchases of reserves in place	.2	356.9	357.1
Extensions, discoveries and other additions	313.4	82.7	396.1
Revisions in quantity estimates	71.4	(60.4)	11.0
Sales of reserves in place	(.3)	(6.2)	(6.5)
Changes in future development costs	16.4	166.5	182.9
Accretion of discount	103.0	106.8	209.8
Change in income taxes	(55.4)	(165.6)	(221.0)
Timing and other	(20.6)	—	(20.6)

Net change	86.5	495.9	582.4
Total at December 31, 2003	711.5	1,067.7	1,779.2

Total at December 31, 2004	$798.0	$1,563.6	$2,361.6

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Combined Balance Sheet March 31, 2005
Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2004
Unaudited Pro Forma Condensed Combined Statement of Operations For the Three Months Ended March 31, 2005